Exhibit 10.1

FIRST LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of September 30, 2014 (the “First Loan Modification Effective Date”), by and among (i) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 230 West Monroe Street, Suite 720, Chicago, Illinois 60606 (“Bank”), (ii) ARI NETWORK SERVICES, INC., a Wisconsin corporation (“ARI”) and (iii) PROJECT VIKING II ACQUISITION, INC., a Wisconsin corporation (“Viking”, and together with ARI, individually and collectively, jointly and severally, the “Borrower”).

1.

DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.  Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of April 26, 2013, evidenced by, among other documents, a certain Loan and Security Agreement dated as of April 26, 2013 (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.

DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by (a) the Collateral as described in the Loan Agreement and (b) the Intellectual Property Collateral as described in that certain Intellectual Property Security Agreement dated as of April 26, 2013, by and between Borrower and Bank (the “IP Agreement”) (together with any other collateral security granted to Bank, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.

EXISTING TERM LOAN.  Borrower and Bank acknowledge and agree that the outstanding principal balance of the existing Term Loan as of September 30, 2014 is $3,905,175.51.

4.

 DESCRIPTION OF CHANGE IN TERMS.

A.

Modification to Loan Agreement.

1

The Loan Agreement shall be amended by deleting the following text appearing as Section 2.1.2 thereof:

“2.1.2 Term Loan.

(a)

Availability.  Bank shall make one (1) term loan (the “Term Loan”) available to Borrower in an amount up to Four Million Five Hundred Thousand Dollars ($4,500,000) (the “Term Loan Amount”) on the Effective Date, subject to the satisfaction of the terms and conditions of this Agreement.

(b)

Repayment.  Borrower shall make interest payments on the outstanding principal balance of the Term Loan as follows: (i) with respect to Prime Rate Loans, commencing on the first day of the Borrower’s Fiscal Quarter following the Fiscal Quarter in which the Funding Date occurs, Borrower shall make quarterly payments of interest with respect to the Term Loan and thereafter on the first day of each successive Fiscal Quarter thereafter until the Term Loan is paid in full and (ii) with respect to LIBOR Loans, Borrower shall make interest  commencing on the last day of the initial Interest Period following the Funding Date, and on the last day of each Interest Period ending thereafter, Borrower shall remit to Bank all accrued and outstanding interest with respect to such Interest Period.   In addition, Borrower shall repay the principal amount of the Term Loan (each payment of principal and/or interest being a “Term Loan Payment”), in quarterly installments of principal commencing on August 1, 2013 and on the first day of each successive Fiscal Quarter thereafter until the Term Loan is paid in full, based on the installment amounts set forth below opposite each installment payment date set forth below:

Installment Payment Dates	Installment Amount
August 1, 2013 through and including May 1, 2014	$112,500.00
August 1, 2014 through and including May 1, 2015	$168,750.00
August 1, 2015 through and including February 1, 2018	$281,250.00

To the extent not previously paid, the then outstanding principal amount of the Term Loan shall be due and payable on the Term Loan Maturity Date, together with accrued and unpaid interest on such principal amount to be paid to but excluding the date of payment.  Once repaid, the Term Loan may not be reborrowed.

(c)

Prepayment of Term Loan.   Borrower may at any time and from time to time prepay all, but not less than all, of the outstanding principal balance of the Term Loan, upon irrevocable notice delivered to the Bank no later than 10:00 A.M., Pacific time, three (3) Business Days prior thereto, in the case of LIBOR Loans, and no later than 10:00 A.M., Pacific time, one (1) Business Day prior thereto, in the case of Prime Rate Loans, which notice shall specify the date and amount of the proposed prepayment, it being understood that if a LIBOR Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 3.6(c)(ii).  If such prepayment is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a prepayment fee in an amount equal to (i) if such prepayment occurs on or prior to the First Anniversary, Ninety Thousand Dollars ($90,000) (i.e. two percent (2.00%) of Four Million Five Hundred Thousand Dollars ($4,500,000)); (ii) if such prepayment occurs after the First Anniversary but on or before the Second Anniversary, Forty Five Thousand Dollars ($45,000) (i.e. one percent (1.00%) of Four Million Five Hundred Thousand Dollars ($4,500,000)); and (iii) if such prepayment occurs after the Second Anniversary, no prepayment fee will be charged. No prepayment fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank.  In addition, if such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a refinancing, such notice of prepayment may be revoked if the financing is not consummated.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.

(d)

Each prepayment of the Term Loan under Section 2.1.2(c) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.  The Borrower shall deliver to the Bank notice of such prepayment of the Term Loan made pursuant to Section 2.1.2(c) not less than three (3) Business Days prior to the date such prepayment shall be made.

and inserting in lieu thereof the following:

“2.1.2 Term Loan 2014.

(a)

Availability.  Bank shall make one (1) term loan (the “Term Loan 2014”) available to Borrower in an amount up to Six Million Fifty Thousand Dollars ($6,050,000) (the “Term Loan 2014 Amount”) on the First Loan Modification Effective Date, subject to the satisfaction of the terms and conditions of this Agreement.

(b)

Repayment.  Borrower shall make interest payments on the outstanding principal balance of the Term Loan 2014 as follows: (i) commencing on the first day of the Borrower’s Fiscal Quarter following the Fiscal Quarter in which the Funding Date occurs, Borrower shall make quarterly payments of interest with respect to the Term Loan 2014 and thereafter on the first day of each successive Fiscal Quarter thereafter until the Term Loan 2014 is paid in full.  In addition, Borrower shall repay the principal amount of the Term Loan 2014 (each payment of principal and/or interest being a “Term Loan 2014 Payment”), in quarterly installments of principal commencing on November 1, 2014 and on the first day of each successive Fiscal Quarter thereafter until the Term Loan 2014 is paid in full, based on the installment amounts set forth below opposite each installment payment date set forth below:

Installment Payment Dates	Installment Amount
November 1, 2014 through and including August 1, 2016	$151,250.00
November 1, 2016 through and including August 1, 2017	$226,875.00
November 1, 2017 through and including August 1, 2019	$302,500.00

To the extent not previously paid, the then outstanding principal amount of the Term Loan 2014 shall be due and payable on the Term Loan 2014 Maturity Date, together with accrued and unpaid interest on such principal amount to be paid to but excluding the date of payment.  Once repaid, no portion of the Term Loan 2014 may not be reborrowed.

(c)

Prepayment of Term Loan 2014.   Borrower may at any time and from time to time prepay all, but not less than all, of the outstanding principal balance of the Term Loan 2014, upon irrevocable (except as provided below) notice delivered to the Bank no later than 10:00 A.M., Pacific time, one (1) Business Day prior thereto.  If such prepayment is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a prepayment fee in an amount equal to (i) if such prepayment occurs on or prior to the First Anniversary, One Hundred Twenty One Thousand Dollars ($121,000.00) (i.e. two percent (2.00%) of Six Million Fifty Thousand Dollars ($6,050,000)); (ii) if such prepayment occurs after the First Anniversary but on or before the Second Anniversary, Sixth Thousand Five Hundred Dollars ($60,500.00) (i.e. one percent (1.00%) of Six Million Fifty Thousand Dollars ($6,050,000)); and (iii) if such prepayment occurs after the Second Anniversary, no prepayment fee will be charged. No prepayment fee shall be charged if the credit facility hereunder is replaced with a new facility from Bank or another division of Silicon Valley Bank.  In addition, if such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a refinancing, such notice of prepayment may be revoked if the financing is not consummated.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.

(d)

Each prepayment of the Term Loan 2014 under Section 2.1.2(c) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

(e)

Use of Proceeds of the Term Loan 2014.  Proceeds of the Term Loan 2014 shall be used (i) first, to the repayment in full of the outstanding principal balance and all accrued and unpaid interest on the existing Term Loan; and (ii) second, to support the Borrower’s TCS Acquisition described in the TCS Acquisition Agreement.  Bank acknowledges and agrees that no prepayment fee shall be due in connection with the repayment of the existing Term Loan.

(f)

Excess Cash Flow Recapture Amount.  Following July 31, 2015 and continuing until such date as Borrower’s Total Leverage Ratio is less than 2.00:1.00 (as determined by Bank based on Borrower’s annual audited financial statements delivered to Bank), if, for any fiscal year of the Borrower during any such  annual period, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply 25% of such Excess Cash Flow (the “Excess Cash Flow Recapture Amount”), toward the prepayment of the Term Loan 2014 and other amounts as set forth in Section 2.1.2 (b), to be applied in inverse order of maturity; provided, that the prepayment fee described in Section 2.1.2(c) above shall not be applicable to the application of any such Excess Cash Flow Recapture Amount.  Each such prepayment shall be made on a date (each an “Excess Cash Flow Application Date”) occurring no later than the earliest of (i) the date that is 30 days after the date on which the financial statements of the Borrower referred to in Section 6.2(3), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Bank, (ii) the date that is 30 days after the date such financial statements are actually delivered and (iii) May 31st of such year.

The Loan Agreement shall be amended by deleting the following text appearing as Section 2.3 thereof:

“2.3

Payment of Interest on the Credit Extensions.

(a)

Interest Rate.  Subject to Section 2.3(c) and (e):

(i)

Advances.  The principal amount outstanding under the Revolving Line shall be maintained as either LIBOR Loans or as Prime Rate Loans, and shall accrue interest as follows:

(A)

Subject to Sections 3.6 and 3.7, each Advance maintained as a LIBOR Loan shall bear interest for each Interest Period with respect thereto at a rate per annum equal to the LIBOR Rate determined on the first day of such Interest Period plus (ii) the Applicable Margin, which interest shall be payable in arrears, on the last day of each applicable Interest Period; and

(B)

Each Advance maintained as a Prime Rate Loan shall bear interest at a rate per annum equal to the Prime Rate plus (ii) the Applicable Margin, which interest shall be payable monthly, in arrears, on the first day of each month.

(ii)

Term Loan.  The principal amount outstanding under the Term Loan shall be maintained as either LIBOR Loans or as Prime Rate Loans, and shall accrue interest as follows:

(A)

Subject to Sections 3.6 and 3.7, each portion of the Term Loan maintained as a LIBOR Loan shall bear interest for each Interest Period with respect thereto at a rate per annum equal to the LIBOR Rate determined on the first day of such Interest Period plus

(ii) the Applicable Margin, which interest shall be payable in arrears, in accordance with Section 2.1.2(b); and

(B)

Each portion of the Term Loan maintained as a Prime Rate Loan shall bear interest at a rate per annum equal to the Prime Rate plus (ii) the Applicable Margin, which interest shall be payable quarterly, in arrears, on the first day of each Fiscal Quarter.

(b)

Interest Rate Determination.    The foregoing applicable interest rates for Credit Extensions consisting of Advances or the Term Loan will be adjusted on the first (1st) day of each Interest Period and fixed for the duration of each such Interest Period.  As of each Interest Rate Determination Date, Bank shall determine (which determination shall, absent manifest error in calculation, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Term Loan for which an interest rate is then being determined for the applicable Interest Period.  In the event that Bank shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), as of any Interest Rate Determination Date with respect to any Credit Extensions consisting of Advances or the Term Loan, that adequate and fair means do not exist for ascertaining the interest rate applicable to such Credit Extensions consisting of Advances or the Term Loan on the basis provided for in the definition of LIBOR Rate, then Bank may select a comparable replacement index and corresponding margin.

(c)

Default Rate.  Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is three percentage points (3.00%) above the rate that is otherwise applicable thereto (the “Default Rate”).  Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations.  Payment or acceptance of the increased interest rate provided in this Section 2.3(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(d)

Adjustment to Interest Rate.    Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

(e)

Payment; Interest Computation.  Unless otherwise indicated, interest is payable on each Interest Payment Date.  Interest accruing on LIBOR Loans shall be computed on the basis of a 360-day year for the actual number of days elapsed and interest accruing on Prime Rate Loans shall be computed on the basis of a 365/366 (as applicable) day year for the actual number of days elapsed.  In computing interest, (i) all payments received after 10:00 A.M. Pacific time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.”

and inserting in lieu thereof the following:

“2.3

Payment of Interest on the Credit Extensions.

(a)

Advances.  Subject to Section 2.3(c), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus the Applicable Margin, which interest shall be payable monthly in accordance with Section 2.3(e) below.

(b)

Term Loan 2014.  Subject to Section 2.3(c), the principal amount outstanding under the Term Loan 2014 shall accrue interest at a floating per annum rate equal to the Prime Rate plus the Applicable Margin, which interest shall be payable quarterly in accordance with Section 2.1.2(b) above.

(c)

Default Rate.  Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is three percentage points (3.00%) above the rate that is otherwise applicable thereto (the “Default Rate”).  Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations.  Payment or acceptance of the increased interest rate provided in this Section 2.3(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(d)

Adjustment to Interest Rate.  Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

(e)

Payment; Interest Computation.  Interest on outstanding Advances is payable monthly on the first calendar day of each month and shall be computed on the basis of a 365/366 (as applicable) day year for the actual number of days elapsed.  In computing interest, (i) all payments received after 12:00 p.m. Pacific time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Advance shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.”

The Loan Agreement shall be amended by deleting the following text appearing as Section 3.4 thereof:

“3.4

Procedures for Borrowing; Advances.  Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, an Advance shall be made upon Borrower’s irrevocable written notice delivered to Bank by electronic mail in the form of a Notice of Borrowing executed by an Authorized Signer or without instructions if any Advances is necessary to meet Obligations which have become due.  Such Notice of Borrowing must be received by Bank prior to 12:00 noon Pacific time, (i) at least one (1) Business Days prior to the requested Funding Date, in the case of any LIBOR Loan, and (ii) on the requested Funding Date, in the case of a Prime Rate Loan, specifying: (1) the amount of the Advance; (2) the requested Funding Date; (3) whether the Loan is to be comprised of LIBOR Loans or Prime Rate Loans; and (4) the duration of the Interest Period applicable to any such LIBOR Loans included in such notice; provided that if the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Loan comprised of LIBOR Loans, such Interest Period shall be one (1) month.  In addition to such Notice of Borrowing, Borrower must promptly deliver to Bank by electronic mail a completed Payment/Advance Form executed by an Authorized Signer together with such other reports and information.  Bank may make Advances under this Agreement (i) based on verbal/telephonic instructions from a Responsible Officer or his or her designee, so long as (a) such requests for Advances are Prime Rate Loans and (b) Borrower promptly delivers to Bank by electronic mail a completed Payment Advance Form executed by an Authorized Signer; or (ii) without instructions if the Advances are necessary to meet Obligations which have become due.”

and inserting in lieu thereof the following:

“3.4

Procedures for Borrowing; Advances.  Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon Pacific time on the Funding Date of the Advance.  Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee.  Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee.  Bank shall credit Advances to the Designated Deposit Account.  Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due.”

The Loan Agreement shall be amended by deleting Section 3.5 through Section 3.8 thereof.

The Loan Agreement shall be amended by deleting the following text appearing as Section 6.7(a) thereof:

“(a)

Senior Leverage Ratio.  A Senior Leverage Ratio equal to or less than 2.00 to 1.00, measured on a trailing twelve month basis ending as of the date of measurement, tested (i) on the Effective Date, after giving effect to the initial Credit Extensions; and (ii) (A) monthly when there are outstanding Advances under the Revolving Line as of the date of measurement, or (B) quarterly, on the last day of each Fiscal Quarter, so long as there are no outstanding Advances under the Revolving Line as of the date of measurement.”

and inserting in lieu thereof the following:

“(a)

Total Leverage Ratio.  A Total Leverage Ratio, measured on a trailing twelve (12) month basis ending as of the date of measurement, (i) from the First Loan Modification Effective Date through and including the period ending October 31, 2014, equal to or less than 3.25:1.00, and (ii) for each period ending thereafter, equal to or less than 3.00:1.00, to be tested (A) monthly, on the last day of each month, when there are outstanding Advances under the Revolving Line as of the date of measurement, or (B) quarterly, on the last day of each Fiscal Quarter, if there are no outstanding Advances under the Revolving Line as of the date of measurement.”

The Loan Agreement shall be amended by deleting the following text appearing as Section 7.3 thereof:

“7.3

Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary).  A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.”

and inserting in lieu thereof the following:

“7.3

Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or, other than the TCS Acquisition consented to by Bank, acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary).  A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.”

7

The Loan Agreement shall be amended by deleting the following text appearing as Section 8.1 thereof:

“8.1

Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due (provided that failure by Bank to timely debit Borrower’s account at Bank for any interest and/or principal payment will not result in an Event of Default hereunder), or (b) pay any other Obligation within three (3) Business Days after such Obligation is due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date).  During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);”

and inserting in lieu thereof the following:

“8.1

Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due (provided that failure by Bank to timely debit Borrower’s account at Bank for any interest and/or principal payment will not result in an Event of Default hereunder), or (b) pay any other Obligation within three (3) Business Days after such Obligation is due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date and/or the Term Loan 2014 Maturity Date).  During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);”

8

The Loan Agreement shall be amended by deleting the following text appearing in Section 10 thereof:

ARI Network Services, Inc.

10850 West Park Place, Suite 1200

Milwaukee, Wisconsin 53224

Attn: Mr. Darin Janecek

Fax: 414-973-4357

Email: Darin.Janacek@arinet.com

Website URL: www.arinet.com

and inserting in lieu thereof the following:

ARI Network Services, Inc.

10850 West Park Place, Suite 1200

Milwaukee, Wisconsin 53224

Attn: Mr. Bill Nurthen

Fax: 414-973-4620

Email: bill.nurthen@arinet.com

Website URL: www.arinet.com

9

The Loan Agreement shall be amended by deleting the following terms and their respective definitions appearing in Section 13.1 thereof:

“Continuation Date” means any date on which Borrower continues a LIBOR Loan into another Interest Period.

“Conversion Date” means any date on which Borrower converts a Prime Rate Loan to a LIBOR Loan or a LIBOR Loan to a Prime Rate Loan.

“Interest Payment Date” means, with respect to any LIBOR Loan, the last day of each Interest Period applicable to such LIBOR Loan and, with respect to Prime Rate Loans,

the first day of each month (or, if that day of the month does not fall on a Business Day, then on the first Business Day following such date), and each date a Prime Rate Loan is converted into a LIBOR Loan to the extent of the amount converted to a LIBOR Loan.

“Interest Period” means, as to any LIBOR Loan, the period commencing on the date of such LIBOR Loan, or on the conversion/continuation date on which the LIBOR Loan is converted into or continued as a LIBOR Loan, and ending on the date that is one (1), two (2), or  three (3) months thereafter, in each case as Borrower may elect in the applicable Notice of Conversion/Continuation; provided, however, that (a) no Interest Period with respect to any LIBOR Loan shall end later than the Revolving Line Maturity Date, (b) the last day of an Interest Period shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, (c) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of a LIBOR Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day, (d) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, and (e) interest shall accrue from and include the first Business Day of an Interest Period but exclude the last Business Day of such Interest Period.

“Interest Rate Determination Date” means each date for calculating LIBOR for purposes of determining the interest rate in respect of an Interest Period.  The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a LIBOR Loan.

“LIBOR” means, for any Interest Rate Determination Date with respect to an Interest Period for any Advance to be made, continued as or converted into a LIBOR Loan, the rate of interest per annum determined by Bank to be the per annum rate of interest at which deposits in Dollars are offered to Bank in the London interbank market (rounded upward, if necessary, to the nearest 0.0001%) in which Bank customarily participates at 11:00 a.m. (local time in such interbank market) two (2) Business Days prior to the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Advance.

“LIBOR Loan” and “LIBOR Loans” means any Credit Extension that bears interest based on the LIBOR Rate.

“LIBOR Rate” means, for each Interest Period in respect of LIBOR Loans comprising part of the same Credit Extension an interest rate per annum (rounded upward, if necessary, to the nearest 0.0001%) equal to the greater of (i) one percent (1.00%) and (ii) LIBOR for such Interest Period divided by one (1) minus the Reserve Requirement for such Interest Period.

“Notice of Borrowing” means a notice given by Borrower to Bank in accordance with Section 3.4(a), substantially in the form of Exhibit B, with appropriate insertions.

“Notice of Conversion/Continuation” means a notice given by Borrower to Bank in accordance with Section 3.5, substantially in the form of Exhibit C, with appropriate insertions.

“Prime Rate Loan” means any Loan that bears interest based on the Prime Rate.

“Reserve Requirement” means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D against “Eurocurrency liabilities” (as such term is used in Regulation D) by member banks of the Federal Reserve System.  Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Bank by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of LIBOR or (b) any category of extensions of credit or other assets which include Advances.

“Senior Leverage Ratio” means, as at the last day of any period, the ratio of (a Total Senior Indebtedness on such day, to (b)  EBITDA for such period.

“Term Loan” is defined in Section 2.1.2(a).

“Term Loan Amount” is defined in Section 2.1.2(a).

“Term Loan Maturity Date” is April 26, 2018 (60 months after the Effective Date).

“Term Loan Payment” is defined in Section 2.1.2(b).

“Total Senior Indebtedness” means, as of any date of determination, the aggregate principal amount of all Indebtedness of the Borrower and its consolidated Subsidiaries owed to Bank at such date, determined on a consolidated basis in accordance with GAAP.

10

The Loan Agreement shall be amended by deleting the following terms and their respective definitions appearing in Section 13.1 thereof:

“Applicable Margin” is the rate per annum set forth under the relevant column heading below, as determined by Bank quarterly, based on the Compliance Certificate corresponding with the end of each Fiscal Quarter of Borrower and as required to be delivered pursuant to Section 6.2(b):

	With respect to Term Loans and Advances

Senior Leverage Ratio	LIBOR Loans	Prime Rate Loans
>1.75:1.00	3.25%	1.00%
>1.25:1.00 but < 1.75:1.00	3.00%	0.75%
< 1.25:1.00	2.75%	0.50%

Notwithstanding the foregoing, (a) until the delivery of the first Compliance Certificate corresponding with the end of Borrower’s Fiscal Quarter ending after the Effective Date, as required to be delivered pursuant to Section 6.2(b), the Applicable Margin applicable to the Term Loan and Advances under the Revolving Line shall be the rates corresponding to a Senior Leverage Ratio of 1.75:1.00 in the foregoing table, (b) if the Borrower fails to timely deliver any of the financial statements required by Section 6.2 and the related Compliance Certificate required by Section 6.2(b), by the respective date required thereunder after the end of any applicable reporting period of the Borrower, the Applicable Margin applicable to the Term Loans and Advances under the Revolving Line shall be the rates corresponding to a Senior Leverage Ratio of 1.75:1.00 in the foregoing table until such financial statements and Compliance Certificate are delivered, and (c) no reduction to the Applicable Margin shall become effective at any time when an Event of Default has occurred and is continuing.

If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Bank determines that (x) the Senior Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (y) a proper calculation of the Senior Leverage Ratio would have resulted in different pricing for any period, then (i) if the proper calculation of the Senior Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall automatically and retroactively be obligated to pay to the Bank, promptly on demand by the Bank, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; provided that such period may not exceed one hundred eighty (180) days prior to such demand by Bank; and (ii) if the proper calculation of the Senior Leverage Ratio would have resulted in lower pricing for such period, the Bank shall have no obligation to repay any interest or fees to the Borrower, but the same shall be applied to reduce any outstanding Obligations.

“Authorized Signer” is any individual listed in Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including any Notice of Borrowing or other Advance request, on behalf of Borrower.

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s board of directors (and, if required under the terms of such Person’s Operating Documents, stockholders) and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that set forth as a part of or attached as an exhibit to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents, including any Notice of Borrowing or other Advance request, on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.

“Business Day” is any day that is not a Saturday, Sunday or other day on which banking institutions in the State of California are authorized or required by law or other governmental action to close, except that if any determination of a “Business Day” shall relate to a LIBOR Advance, the term “Business Day” shall also mean a day on which dealings are carried on in the London interbank market.

“Credit Extension” is any Advance, Term Loan, any Overadvance, Letter of Credit, foreign exchange forward contract, amount utilized for cash management services, or any other extension of credit by Bank for Borrower’s benefit.

“EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (e) one-time costs and other non-recurring fees and expenses incurred in connection with the transactions under this Agreement, the Ready2Ride acquisition and the 50Below acquisition; plus (f) other reasonable non-cash, including, without limitation, non-cash stock compensation expense, and other one-time charges reducing Net Income, in each case approved by Bank in writing as an ‘add back’ to EBITDA.

“First Anniversary” is the date that is 365 days after the Effective Date.

“Fixed Charges” means, with respect to Borrower and its consolidated Subsidiaries for any trailing twelve-month period, the sum (without duplication) of (a) Interest Expense paid in cash for such period provided, that for the first three (3) quarterly testing periods occurring after the Effective Date, the calculation of Interest Expense shall include only the actual cash Interest Expense actually incurred in such quarterly testing period, plus (b) scheduled payments actually paid in cash during such period on account of the principal amount of outstanding Indebtedness of the Borrower and its consolidated Subsidiaries (including, without limitation, all scheduled principal payments and prepayments in respect of the Term Loan; provided, that for the first four (4) quarterly testing periods occurring after the Effective Date, such principal payments and prepayments shall be deemed to be Four Hundred Fifty Thousand Dollars ($450,000)).

“Revolving Line Maturity Date” is April 26, 2015 (24 months after the Effective Date).

and inserting in lieu thereof the following:

“Applicable Margin” is the rate per annum set forth under the relevant column heading below, as determined by Bank at such time as the Total Leverage Ratio is tested by Bank (i.e. monthly, on the last day of each month, when there are outstanding Advances under the Revolving Line and quarterly, on the last day of each Fiscal Quarter, when there are no outstanding Advances under the Revolving Line), based on the Compliance Certificate corresponding with the end of each such period and as required to be delivered pursuant to Section 6.2(b):

With respect to the Term Loan 2104 and Advances

Total Leverage Ratio	Applicable Margin
>2.50:1.00	1.50%
>1,75:1.00 but < 2.50:1.00	1.00%
< 1.75:1.00	0.50%

Notwithstanding the foregoing, (a) until the delivery of the first Compliance Certificate following the First Loan Modification Effective Date, as required to be delivered pursuant to Section 6.2(b), the Applicable Margin applicable to the Term Loan 2014 and Advances under the Revolving Line shall be the rates corresponding to a Total Leverage Ratio of 2.50:1.00 in the foregoing table, (b) if the Borrower fails to timely deliver any of the financial statements required by Section 6.2 and the related Compliance Certificate required by Section 6.2(b), by the respective date required thereunder after the end of any applicable reporting period of the Borrower, the Applicable Margin applicable to the Term Loan 2014 and Advances under the Revolving Line shall be the rates corresponding to a Total Leverage Ratio of 2.50:1.00 in the foregoing table until such financial statements and Compliance Certificate are delivered, and (c) no reduction to the Applicable Margin shall become effective at any time when an Event of Default has occurred and is continuing.

If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Bank determines that (x) the Total Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (y) a proper calculation of the Total Leverage Ratio would have resulted in different pricing for any period, then (i) if the proper calculation of the Total Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall automatically and retroactively be obligated to pay to the Bank, promptly on demand by the Bank, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; provided that such period may not exceed one hundred eighty (180) days prior to such demand by Bank; and (ii) if the proper calculation of the Total Leverage Ratio would have resulted in lower pricing for such period, the Bank shall have no obligation to repay any interest or fees to the Borrower, but the same shall be applied to reduce any outstanding Obligations.

“Authorized Signer” is any individual listed in Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including any Advance request, on behalf of Borrower.

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s board of directors (and, if required under the terms of such Person’s Operating Documents, stockholders) and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that set forth as a part of or attached as an exhibit to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents, including any Advance request, on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.

“Business Day” is any day that is not a Saturday, Sunday or other day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

“Credit Extension” is any Advance, Term Loan 2014, any Overadvance, Letter of Credit, foreign exchange forward contract, amount utilized for cash management services, or any other extension of credit by Bank for Borrower’s benefit.

“EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (e) one-time costs and other non-recurring fees and expenses incurred in connection with the transactions under this Agreement, the Ready2Ride acquisition, the 50Below acquisition and the TCS Acquisition; plus (f) other reasonable non-cash items, including, without limitation, non-cash stock compensation expense, and other one-time charges reducing Net Income, in each case approved by Bank in writing as an ‘add back’ to EBITDA.

“First Anniversary” is the date that is 365 days after the First Loan Modification Effective Date.

“Fixed Charges” means, with respect to Borrower and its consolidated Subsidiaries for any trailing twelve-month period, the sum (without duplication) of (a) Interest Expense paid in cash for such period, plus (b) scheduled payments actually paid in cash during such period on account of the principal amount of outstanding Indebtedness of the

Borrower and its consolidated Subsidiaries (including, without limitation, all scheduled principal payments and prepayments in respect of the Term Loan 2014; provided, that for the first four (4) quarterly testing periods occurring after the First Loan Modification Effective Date, such principal payments and prepayments shall be deemed to be Six Hundred Five Thousand Dollars ($605,000).

“Revolving Line Maturity Date” is September 30, 2016.

The Loan Agreement shall be amended by inserting the following terms and their corresponding definitions in Section 13.1 thereof, each in its applicable alphabetical order:

“Excess Cash Flow” means, for any period of measurement, Borrower’s (i) consolidated EBITDA minus (ii) income taxes actually paid in cash, minus (iii) cash Interest Expense, minus (iv) principal payments, minus (v) unfinanced Capital Expenditures minus (vi) capitalized software expenditures.

“Excess Cash Flow Application Date” is defined in Section 2.1.2(f).

“Excess Cash Flow Recapture Amount”: is defined in Section 2.12(f).

“First Loan Modification Effective Date” is September 30, 2014.

“TCS Acquisition” means the transactions described in the TCS Acquisition Agreement.

“TCS Acquisition Agreement” means that certain Asset Purchase Agreement among ARI, Tire Company Solutions, LLC, Barry Reese sand Kenny Pratt, dated on or about the First Loan Modification Effective Date.

“Term Loan 2014” is defined in Section 2.1.2(a).

“Term Loan 2014 Payment Amount” is defined in Section 2.1.2(a).

“Term Loan 2014 Maturity Date” is September 30, 2019.

“Total Leverage Ratio” is, as of any measurement date, the ratio of (i) Borrower’s outstanding Indebtedness, including, without limitation or duplication, all outstanding Obligations of Borrower owed to Bank; divided by (ii) EBITDA for the trailing twelve (12) month period ending as of such measurement date.

The Notice of Borrowing attached as Exhibit B to the Loan Agreement and the Notice of Conversion/Continuation attached as Exhibit C to the Loan Agreement are hereby deleted in their entirety.

The Compliance Certificate attached as Exhibit D to the Loan Agreement is hereby replaced with Exhibit A attached hereto.

5.

CONDITIONS PRECEDENT.  As a condition precedent to the effectiveness of this Loan Modification Agreement and the Bank’s obligation to continue to make Advances under the Revolving Line, the Bank shall have received the following documents prior to or concurrently with this Agreement, each in form and substance satisfactory to the Bank:

A.

this Loan Modification Agreement duly executed on behalf of each Borrower;

B.

copies, certified by a duly authorized officer of Borrower, to be true and complete as of the date hereof, of each of (i) the governing documents of Borrower as in effect on the date hereof (but only to the extent modified since last delivered to the Bank), (ii) the resolutions of Borrower authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and Borrower’s performance of all of the transactions contemplated hereby (but only to the extent required since last delivered to Bank), and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of Borrower (but only to the extent any signatories have changed since such incumbency certificate was last delivered to Bank);

C.

a Subordination Agreement from Barry Reese, Kenny Pratt and Tire Company Solutions, LLC, attaching thereto a copy of the Buyer Note (as such term is defined in the TCS Acquisition Agreement);

D.

the duly executed Consent, attaching thereto an executed copy of the TSC Acquisition Agreement, together with copies of all documents executed and/or delivered in connection therewith;

E.

updated evidence of insurance; and

F.

such other documents as Bank may reasonably request.

6.

CONDITION SUBSEQUENT.  Borrower shall take the following actions after the First Loan Modification Effective Date (the “Post-Closing Covenant”).  The failure by Borrower to comply with the Post-Closing Covenant on or before the applicable date set forth below, or at such later date as Bank may agree in writing, in its sole discretion, shall constitute an immediate Event of Default:

A.

On or before December 31, 2014, Borrower shall have closed the deposit account in the name of ARI at Fifth Third Bank, and transferred the proceeds in such account to an account of Borrower at Bank.

7.

FEES.  Borrower shall pay to Bank a modification fee equal to Thirty One Thousand Dollars ($31,000), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

8.

RATIFICATION OF IP AGREEMENT.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Agreement, and acknowledges, confirms and agrees that the IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in the IP Agreement, shall remain in full force and effect.

9.

RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of the date hereof, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

10.

CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

11.

RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

12.

NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

13.

GOVERNING LAW.  Section 11 of the Loan Agreement is hereby incorporated in its entirety.

14.

CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

15.

CONFIDENTIALITY.  Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower.  The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

16.

COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[Signature page follows.]

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:

ARI NETWORK SERVICES, INC.

By /s/ William A. Nurthen
Name: William A. Nurthen
Title: Vice President, Chief Financial Officer and Secretary

PROJECT VIKING II ACQUISITION, INC.

By /s/ William A. Nurthen
Name: William A. Nurthen
Title: Vice President, Chief Financial Officer and Secretary

BANK:

SILICON VALLEY BANK

By /s/ Jordan R. Parcell
Name: Jordan R. Parcell
Title: Vice President

Exhibit A to First Loan Modification Agreement

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:

SILICON VALLEY BANK

Date:

FROM:

ARI NETWORK SERVICES, INC.

PROJECT VIKING II ACQUISITION, INC.

The undersigned authorized officer of ARI NETWORK SERVICES, INC. (“ARI”), PROJECT VIKING II ACQUISITION, INC. (“Viking”, and together with ARI, individually and collectively, jointly and severally, the “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement (the “Agreement”), between Borrower and Silicon Valley Bank (“Bank”): (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) unless noted below, there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification.  The undersigned certifies that these supporting documents have been prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under the “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements	Monthly within 30 days	Yes No
Compliance Certificates	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 120 days	Yes No
10-Q, 10-K and 8-K, if applicable	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings	Monthly within 30 days	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the
Effective Date (if no registrations, state “None”)

__________________________________________________________________________________

__________________________________________________________________________________

Financial Covenants	Required	Actual	Complies

Maintain as indicated:
Total Leverage Ratio (monthly/quarterly)	*	_____:1.00	Yes No
Fixed Charge Coverage Ratio (quarterly)	>1.25:1.00	_____:1.00	Yes No

*See Section 6.7(a) of the Loan Agreement

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of
its Subsidiaries?  If yes, provide copies of any such amendments or changes with this Compliance Certificate.

Yes	No

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

ARI NETWORK SERVICES, INC. PROJECT VIKING II ACQUISITION, INC. By: Name: Title:

BANK USE ONLY

Received by: _____________________

AUTHORIZED SIGNER

Date:

_________________________

Verified: ________________________

AUTHORIZED SIGNER

Date:

_________________________

Compliance Status:

Yes     No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

Dated:

____________________

I.

Total Leverage Ratio (Section 6.7(a))

Required:

Maintain a Total Leverage Ratio, tested quarterly as of the last day of each fiscal quarter, measured on a trailing twelve (12) month basis, equal to or less (i) from the First Loan Modification Effective Date through and including the quarterly period ending October 31, 2014 equal to or less than 3.25:1.00; and (ii) for each quarterly period ending thereafter, equal to or less than 3.00:1.00.

Actual: all amounts measured on a trailing twelve month basis:

A.

The aggregate principal amount of all Indebtedness of the
Borrower and its consolidated Subsidiaries, including, without limitation or Duplication, all outstanding Obligations of Borrower owed to Bank, determined on a consolidated basis in accordance with GAAP

$
B.	1. Net Income	$
	2. Interest Expense	$

To the extent deducted from the calculation of Net Income:

	3. Depreciation expense and amortization expense	$

	4. Income tax expense	$

5. One-time costs and other non-recurring fees and expenses
incurred in connection with the transactions under the Agreement, the Ready2Ride acquisition, the 50Below acquisition and the TCS
Acquisition

$

	6. Other reasonable non-cash iitems, including, without limitation, non-cash stock compensation expense, and other one-time charges reducing Net Income, in each case approved by Bank in writing	$

C.	The sum of line B.1 through B.6	$

D.	TOTAL LEVERAGE RATIO (line A divided by line C)	:1.00

Is line D equal to or less than [                  ]?

           No, not in compliance

            Yes, in compliance

II.

Fixed Charge Coverage Ratio (Section 6.7(b))

Required:

Maintain a Fixed Charge Coverage Ratio, measured on a trailing twelve-month basis as of the last day of each Fiscal Quarter, equal to or greater than 1.25:1.00.

Actual: All amounts measured on a consolidated basis, on a trailing twelve month basis, unless otherwise indicated:

A.	EBITDA (from line I.C above)	$

B.

Without duplication, (i) the portion of taxes based on income actually paid in cash during such period minus (ii) to the extent otherwise permitted and paid under the Agreement, dividends paid in cash during such period minus (iii) Capital Expenditures actually paid in cash (excluding the principal amount of such expenditures funded with the Credit Extensions incurred in connection with such
expenditures) minus (iv) capitalized software expense during such period)

$

C.	Adjusted EBITDA (line A minus line B)	$

D.	Interest Expense paid in cash for such period	$

E.

Scheduled payments actually paid in cash during such period on account of the principal amount of outstanding Indebtedness of the
Borrower and its consolidated Subsidiaries (including, without limitation, all scheduled principal payments and prepayments in respect of the Term Loan 2014; provided, that for the first four (4)
quarterly testing periods occurring after the First Loan Modification
Effective Date, such principal payments and prepayments shall be deemed to be Six Hundred Five Thousand Dollars ($605,000).

$

F.	Fixed Charges (line D plus line E)	$

G.	FIXED CHARGE COVERAGE RATIO (line C divided by line F)	:1.00

Is line G equal to or greater than 1.25:1.00?

           No, not in compliance

           Yes , in compliance